                                                                      EXHIBIT 22

                      TRANSFER AGENT AND SERVICE AGREEMENT
                                    between
                         U.S. BOSTON INVESTMENT COMPANY
                                      and
                    U.S. BOSTON INSTITUTIONAL SERVICES, INC.

TRANSFER AGENT AND SERVICE AGREEMENT

     AGREEMENT made as of the 31st day of October, 1989, by and between U.S. BOSTON INVESTMENT COMPANY, a Massachusetts business trust, having its principal office and place of business at Six New England Executive Park, Burlington, Massachusetts 01803 (the "Fund"), and U.S. Boston Institutional Services Inc., a Massachusetts Corporation having its principal office and place of business at Six New England Executive Park, Burlington, Massachusetts 01803 ("USBIS") which is duly registered as a transfer agent pursuant to Section 17A(c)(1) of the Securities Exchange Act of 1934.

     WHEREAS, the Fund is authorized to issue its shares of beneficial interest ("Shares") in separate Series, with each such Series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Fund intends to presently offer Shares in two Series, as identified in Exhibit A attached hereto (such Series, together with all other Series subsequently established by the Fund and made subject to this Agreement in accordance with Article 13, being herein referred to as the "Series");

     WHEREAS, the Fund desires to appoint USBIS as its transfer agent, dividend disbursing agent and agent in connection with certain other activities; and USBIS desires to accept such appointment;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.   Terms of Appointment; Duties of USBIS.
     --------------------------------------

     1.1 Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints USBIS to act as, and USBIS agrees to act as its transfer agent for the Shares, dividend disbursing agent and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of the Fund ("Shareholders") and set out in the currently effective Prospectus or Statement of Additional Information of the Fund, including without limitation any periodic investment plan or periodic withdrawal program.

1.2  USBIS agrees that it will perform the following services:

     (a) In accordance with procedures established from time to time by agreement between the Fund and USBIS, USBIS shall:

          (i) receive for acceptance, orders for the purchase of Shares of each Series and promptly deliver payment and appropriate documentation therefor to the Custodian of the Fund authorized pursuant to the Agreement and Declaration of Trust of the Fund (the "Custodian") and will instruct the Custodian as to the account of which Series such payment should be credited to;

          (ii) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

          (iii) receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation therefor to the Custodian identifying to the Custodian the Series whose Shares are being redeemed;

          (iv) at the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

          (v) effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

          (vi) prepare and transmit (or credit to the appropriate Shareholder account) payments for dividends and distributions declared with respect to each Series and

          (vii) maintain records of account for and advise the Fund and its Shareholders as to the foregoing.

     (b) In addition to and not in lieu of the services set forth in the above paragraph (a), USBIS shall:

          (i) perform all of the customary services of a transfer agent, dividend disbursing agent and as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to : maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information; and

          (ii) provide a system which will enable the Fund to monitor the total number of Shares sold in each State. The Fund shall (A) identify to USBIS in writing those transactions to be treated as exempt from blue sky reporting for each state and (B) verify the establishment of transactions for each state on the system prior to activation and thereafter monitor the daily activity for each state. The responsibility of USBIS for the Fund's blue sky state registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.

     Procedures applicable to certain of these services may be established from time to time by agreement between the Fund and USBIS

2.   Fees and Expenses.
     ------------------

     2.1 For performance by USBIS pursuant to this Agreement, the Fund agrees to pay USBIS an annual maintenance fee for each Shareholder account as set out in the initial fee schedule attached hereto as Exhibit B. Such fees and out-of-pocket expenses and advances identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Fund and USBIS.

     2.2 In addition to the fee paid under 2.1 above, the Fund agrees to reimburse USBIS for out-of pocket expenses or advances incurred by USBIS for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by USBIS at the request or with the consent of the Fund will be reimbursed by the Fund.

     2.3 The Fund agrees to pay all fees and reimbursable expenses within five days following the mailing of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all Shareholder accounts shall be advanced to USBIS by the Fund at least seven (7) days prior to the mailing date of such materials.

3.   Representations and Warranties of USBIS.,
     -----------------------------------------

     USBIS represents and warrants to the Fund that:

     3.1 It is a corporation duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

     3.2 It is duly qualified to carry on its business in the Commonwealth of Massachusetts.

     3.3 It is empowered under applicable laws and by its charter and by-laws to enter into and perform this Agreement.

     3.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

     3.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

Representations and Warranties of the Fund.
-------------------------------------------

The Fund represents and warrants to USBIS that:

     4.1 It is a Massachusetts business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

     4.2 It is empowered under applicable laws and by its Agreement and Declaration of Trust and By-Laws to enter into and perform this Agreement.

     4.3 All proceedings required by said Agreement and Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

     4.4 It is an open-end and non-diversified management investment company registered under the Investment Company Act of 1940.

     4.5 A registration statement under the Securities Act of 1933 with respect to all Shares of any Series being offered for sale will be effective before any Shares of any Series are issued and sold and will remain effective, and appropriate state securities law filings with respect to all Shares of any Series being offered for sale will have been made before any Shares of any Series are issued and sold and will continue to be made before any Shares of any Series are issued and sold.

5.   Indemnification.
     ----------------

     5.1 USBIS shall not be responsible for, and the Fund shall indemnify and hold USBIS harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

     (a) All actions of USBIS or its agents or subcontractors required to be taken pursuant to this Agreement;

     (b) The Fund's refusal or failure to comply with the terms of this Agreement, or which arise out of the Fund's lack of good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Fund hereunder;

     (c) The reliance on or use by USBIS or its agents or subcontractors of information, records and documents which (i) are received by USBIS or its agents or subcontractors and furnished to it by or on behalf of the Fund, and (ii) have been prepared and/or maintained by the Fund or any other person or firm on behalf of the Fund;

     (d) The reliance on, or carrying out by USBIS or its agents or subcontractors of any instructions or requests of the Fund;

     (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any State and that such Shares be registered in such State or in violation of any stop order or other determination or ruling by any federal agency or State with respect to the offer or sale of such Shares in such State unless such violation results from any action or omission by USBIS or any of its agents or subcontractors which fails to comply with written instructions of the Fund or any officer of the Fund that no offers or sales be made in general or to the residents of a particular State;

provided, however, that the Fund shall not indemnify or hold USBIS harmless from and against any losses, damages, costs, charges, counsel fees, payments, expenses or liability arising out of or attributable to any actions or omissions of USBIS taken or made in bad faith or resulting from USBIS's negligence or willful misconduct.

     5.2 USBIS shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by USBIS as a result of USBIS's lack of good faith, negligence or willful misconduct,

    5.3 At any time USBIS may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by USBIS under this Agreement, and USBIS and it agents or subcontractors shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in reliance upon such instructions or taken or omitted by it in reliance upon the opinion of such counsel. USBIS, it agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper officer or agent of the Fund, or upon any instruction, information, data, records or documents provided USBIS or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. USBIS, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

     5.4 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

     5.5 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

     5.6 In order for the indemnification provisions contained in this Article 5 to apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

6.   Covenants of the Fund and USBIS.
     --------------------------------

     6.1  The Fund shall promptly furnish to USBIS the following:

          (a) A certified copy of the resolution of the Trustees of the Fund authorizing the appointment of USBIS and the execution and delivery of this Agreement.

          (b) A copy of the Agreement and Declaration of Trust and By-Laws of the Fund and all amendments thereto.

     6.2 USBIS hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

     6.3 USBIS shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, USBIS agrees that all such records prepared or maintained by USBIS relating to the services to be performed by USBIS hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

     6.4 USBIS and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

     6.5 In case of any requests or demands for the inspection of the Shareholder records of the Fund, USBIS will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. USBIS reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

7.   Termination of Agreement.
     -------------------------

     7.1 This Agreement may be terminated by either party upon one hundred twenty (120) days' written notice to the other.

     7.2 Should this Agreement be terminated, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, USBIS reserves the right to charge for any other reasonable expenses associated with such termination.

8.   Assignment.
     -----------

     8.1 Neither this Agreement nor any rights or obligations hereunder may assigned by USBIS without the written consent of the Fund.

     8.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

9.   Amendment.
     ----------

     9.1 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Trustees of the Fund.

10.  Massachusetts Law, to Apply.
     ----------------------------

     10.1 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

11.  Merger of Agreement.
     --------------------

     11.1 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

12.  Limitation of Liability of Trustees and Shareholders.
     -----------------------------------------------------

     12.1 A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually, and that the obligations of or arising out of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Fund.

13.  Additional Series.
     ------------------

     13.1 In the event that the Fund establishes one or more Series of Shares in addition to those identified in Exhibit A attached hereto with respect to which it desires to have USBIS render services as transfer agent under the terms hereof, it shall so notify USBIS in writing, and if USBIS agrees in writing to provide such services, such Series of Shares shall become a Series hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

U.S. Boston Investment Company

By: Willard L. Umphrey, President

Attest:

U.S. Boston Institutional Services, Inc.

By:  Ronald L. Castignetti, President

Attest:

                               AMENDED EXHIBIT A

                                 July 23, 1992

Series of Shares

Boston Growth and Income

Boston Foreign Growth and Income

Boston Numeric

                               AMENDED SCHEDULE A
                               ------------------

                                  May 18, 1998

Quantitative Small Cap Fund
Quantitative Mid Cap Fund
Quantitative Growth and Income Fund
Quantitative International Equity Fund
Quantitative Emerging Markets Fund
Quantitative Foreign Value Fund

                          QUANTITATIVE GROUP OF FUNDS
                          ---------------------------

               AMENDMENT TO TRANSFER AGENT AND SERVICE AGREEMENT
               -------------------------------------------------

     Amendment to Transfer Agent and Service Agreement (the "Agreement") dated as of October 31, 1989, by and between QUANTITATIVE GROUP OF FUNDS, formerly U.S. Boston Investment Company, a Massachusetts business trust (the "Trust"), U.S. BOSTON INSTITUTIONAL SERVICES, INC., a Massachusetts corporation ("USBIS"), and QUANTITATIVE ADVISORS, INC. d/b/a QUANTITATIVE INSTITUTIONAL SERVICES, a Massachusetts corporation ("QIS") dated as of July 11, 1995.

     Witnesseth:

     Whereas, USBIS desires to assign its rights and responsibilities under the Agreement to QIS, and the Trust and QIS desire to revise the fee for servicing the Trust under the Agreement-,

     Now, therefore, in consideration of the mutual covenants set forth in the Agreement Trust, USBIS and QIS agree as follows:

     1. USBIS hereby assigns its rights and responsibilities under the Agreement to QIS, QIS accepts such transfer, and the Trust hereby assents to such transfer, said assignment to become effective upon the effective registration of QIS as a transfer agent with the Securities and Exchange Commission.

     2. The Agreement shall be amended by replacing Schedule B of the Agreement with the Schedule B attached hereto, such amendment to become effective retroactively to July 1, 1995.

     IN WITNESS WHEREOF, QUANTITATIVE GROUP OF FUNDS, U.S. BOSTON INSTITUTIONAL SERVICES, INC., and QUANTITATIVE ADVISORS, INC. have each caused this instrument to be signed 'in triplicate 'in its behalf by its President thereunto duly authorized on this 11th day of July, 1995.

QUANTITATIVE GROUP OF FUNDS

By:
President

QUANTITATIVE ADVISORS, INC.
D/B/A QUANTITATIVE
INSTITUTIONAL SERVICES

By:
President

U.S. BOSTON INSTITUTIONAL SERVICES, INC.

By:
President

                                   EXHIBIT B
                                   ---------

                                 July 11, 1995

FEES:

Pursuant to the Transfer Agent and Service Agreement dated October 31, 1989, as amended (the "Agreement"), USBIS, and, upon assignment of the Agreement, QIS, shall be paid a fee, computed and paid monthly, at an annual rate of .13% of the aggregate average daily net asset value of each series of the Trust, such fee to be payable in arrears by the 15th of each month.

OUT-OF-POCKET EXPENSES:

Out-of-pocket expenses include, but are not limited to: legal fees, confirmation production, report preparation, postage, forms, telephone, microfilm or microfiche, and expenses incurred at the specific direction of the Fund, as agreed upon from time-to-time.

                        Quantitative Group of Funds
Attest
                        Edward L. Pittman, President

Attest:                 Quantitative Advisors, Inc.

                        Title: President

                        U.S. Boston Institutional Services, Inc.

                        Ronald Castignetti
                        President

                               AMENDED EXHIBIT A
                               -----------------

                                October 1, 1994

Quantitative Growth and Income Fund

Quantitative International Equity Fund

Quantitative Numeric Fund

Disciplined Growth Fund

Foreign Frontier Fund

Quantitative Numeric II Fund


                        Quantitative Group of Funds
Attest:
                        Edward L. Pittman, President

                        U.S. Boston Institutional Services, Inc.

Attest:
                        Ronald L. Castignetti, President

                               AMENDED EXHIBIT B
                               -----------------

                                October 1, 1994

FEES:

Pursuant to the Transfer Agent and Service Agreement dated October 31, 1989, as amended (the "Agreement"), USBIS shall be paid a fee of $9,583.333 per month ($115,000 annually), said fee to be payable in arrears by the 15th of each month. The fee will be allocated among the Series listed in Amended Exhibit A dated October --, 1994 as follows: 70% of the monthly fee will be allocated to the Ordinary Shares of the Series as a group, and 30% of the monthly fee will be allocated to the Institutional Shares of the Series as a group. Within each class of shares, Ordinary and Institutional, the fees shall be allocated on a proportionate basis among each Series and class based on the average daily net asset value represented by that Series and class for the month for which the fee is being paid.

USBIS will waive the fees attributable to an individual Series or class of shares of a Series under the following circumstances: (i) for the first six months after a Series commences its investment program; and (ii) to the extent required to reduce total payments of fees and expenses under this Agreement for any fiscal year to 0.10% of the class' average net assets. Out of pocket expenses, as set forth below, are not subject to the waiver described in subparagraph (i), and shall be allocated among the Series and classes of shares of a Series in the same fashion as fees stated above.

OUT-OF-POCKET EXPENSES:

Out-of-pocket expenses include, but are not limited to: confirmation production, postage, forms, telephone, microfilm or microfiche, and expenses incurred at the specific direction of the Fund, as agreed upon from time-to-time.

PRIOR AGREEMENTS:

Effective with the fees payable for the month of October 1994, this Amended Exhibit B supersedes and terminates all prior fee schedules set forth as exhibits to the Agreement.

Attest:
                        Quantitative Funds

                        Edward L. Pittman, President

                        U.S. Boston Institutional Services, Inc.

Attest:
                        Ronald L. Castignetti, President
                                               ---------

                    U.S. BOSTON INSTITUTIONAL SERVICES, INC.
                         SIX NEW ENGLAND EXECUTIVE PARK
                         BURLINGTON MASSACHUSETTS 01803

                                                             TEL: (617) 272-6420
                                                               FAX: (617) 272-Ml

GENERAL:

Transfer Agent and Service Agreement fees are based on a fixed monthly charge per series. Shares, except Class A Shares, of each Series shall have fees based on a fixed monthly charge of $1,750. Class A Shares of each Series shall have fees based on a fixed monthly charge of $250.

OUT-OF-POCKET:

Out-of-Pocket expenses include but are not limited to:

Confirmation production, Postage, Forms, Telephone, Microfilm or Microfiche, and Expenses at the specific direction of the Fund.

PAYMENT:

The above fees will be paid by approximately the 15th day in the calendar month.

                                   EXHIBIT A


Series of Shares

Boston Growth and Income
Boston Foreign Growth and Income